Exhibit 99.4
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          Attachment to Form 3 in accordance with instruction 5(b)(v).
                         FORM 3 JOINT FILER INFORMATION


Name and Address:                        Mark Hawtin
                                         c/o Marshall Wace LLP
                                         The Adelphi
                                         1/11 John Adam Street
                                         London WC2N 6HT

Date of Event Requiring Statement:       October 5, 2005
Issuer and Ticker Symbol:                StockerYale Inc. (STKR)
Relationship to Issuer:                  10% Owner
Designated Filer:                        Marshall Wace LLP

TABLE I INFORMATION
Title of Security:                       Common Stock
Amount of Securities Beneficially Owned: 3,172,222
Ownership Form:                          I
Nature of Indirect Beneficial Ownership: (1)

TABLE II INFORMATION
Title of Derivative Security:            Warrants to Purchase Common Stock
Date Exercisable:                        Immed.
Expiration Date:                         8/12/10
Title of Underlying:                     Common Stock
Amount of Shares:                        740,741
Exercise Price:                          $1.17
Ownership Form:                          I
Nature of Indirect Beneficial Ownership: (1)

Title of Derivative Security:            Warrants to Purchase Common Stock
Date Exercisable:                        Immed.
Expiration Date:                         5/12/10
Title of Underlying:                     Common Stock
Amount of Shares:                        250,000
Exercise Price:                          $0.90
Ownership Form:                          I
Nature of Indirect Beneficial Ownership: (1)


Signature:      /s/ Mark Hawtin                              October 13, 2005
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               Mark Hawtin                                   Date